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                                   EXHIBIT 5.1
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                       OPINION OF FORREST F. STANLEY, ESQ.










































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                                  May 14, 2004




Key Bank USA, National Association
127 Public Square
Cleveland, Ohio  44114

Key Consumer Receivables LLC
127 Public Square
Cleveland, Ohio 44114

         Re:      KEY BANK USA, NATIONAL ASSOCIATION
                  KEY CONSUMER RECEIVABLES LLC
                  REGISTRATION STATEMENT ON FORM S-3
                  FILE NUMBERS 333-114367 AND 333-114367-01

Gentlemen:

         I am Senior Vice President and Associate General Counsel of KeyBank National Association and have acted as Counsel to Key Bank USA, National Association (the "Bank") and its subsidiary Key Consumer Receivables LLC ("KCRL") in connection with the above referenced Registration Statement (together with the exhibits and any amendments thereto, the "Registration Statement") filed by the Bank and KCRL with the Securities and Exchange Commission in connection with the registration by the Bank and KCRL of Asset Backed Notes and Asset Backed Certificates (the "Notes" and "Certificates" and each "Securities") to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more Supplements (each a "Prospectus Supplement") to the Prospectus (the "Prospectus") included in the Registration Statement.

         I am familiar with the proceedings to date in connection with the proposed issuance and sale of the Notes and Certificates, and in order to express my opinion hereinafter stated, I, or attorneys working at my direction, have examined and relied upon the Registration Statement and, in each case as filed with the Registration Statement, the forms of Sale and Servicing Agreement, Indenture, Administration Agreement, Amended and Restated Trust Agreement, Note and Certificate (the "Operative Documents"). Terms used herein without definition have the meanings given to such terms in the Registration Statement. I, or attorneys working at my direction, have also examined the Articles of Association and Bylaws of the Bank, the Limited Liability Company Agreement of KCRL, and such other corporate records, statutes and other instruments as I have deemed necessary for the purposes of this opinion.

         This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage, and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The Law covered by the opinions expressed herein is limited to the Laws of the State of Ohio and Federal Law.


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         Based upon and subject to the foregoing, I am of the opinion that, with respect to the Notes and/or Certificates of any series, when: (a) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (b) the amount, price, interest rate and other principal terms of such Securities have been fixed by or pursuant to authorization of the Board of Directors of the Bank and/or the Board of Directors of KCRL, as appropriate, (c) the Operative Documents relating to such series have each been duly completed, authorized, executed and delivered by the parties thereto, substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above, (d) in the case of any Trust that issues Notes, the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (e) such Securities have been duly executed and issued by the related Trust and authenticated by the Eligible Lender Trustee, and sold by the Bank and/or KCRL or the Trust, at the direction of the Bank and/or KCRL, as applicable, and (f) payment of the agreed consideration for such Securities shall have been received by the Trust, all in accordance with the terms and conditions of the related Operative Documents, and a definitive purchase, underwriting or similar agreement with respect to such Securities and in the manner described in the Registration Statement: (i) such Notes will have been duly authorized by all necessary action of the Trust and will be legally issued and binding obligations of the Trust and entitled to the benefits afforded by the related Indenture and (ii) such Certificates will have been duly authorized by all necessary action of the Trust and will be legally issued, fully paid and non-assessable.

         I hereby consent to the filing of this Opinion Letter as an Exhibit to the Registration Statement and to the references to me under the caption "Legal Matters" in the Prospectus.

                            Very truly yours,

                            /s/ Forrest F. Stanley

                            Forrest F. Stanley
                            Senior Vice President and
                            Associate General Counsel